Exhibit 10.1

FOX FACTORY HOLDING CORP.
AMENDMENT TO THE AMENDED AND RESTATED EMPLOYMENT AGREEMENT
(Michael C. Dennison)

This AMENDMENT TO THE AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Amendment”), entered into as of August 5, 2020 (the “Effective Date”), by and between Fox Factory Holding Corp., a Delaware corporation (the “Company”), and Michael C. Dennison, an individual (“Executive”), amends that certain Amended and Restated Employment Agreement dated as of June 29, 2019, by and between the Company and Executive (the “Employment Agreement”). All terms not otherwise defined herein shall have the meanings ascribed thereto in the Employment Agreement.

RECITALS

WHEREAS, Executive and the Company hereto desire to amend certain provisions of the Employment Agreement in accordance with the terms of this Amendment.
NOW, THEREFORE, in consideration of the mutual promises and the respective mutual agreements contained herein, the parties to this Amendment agree as follows:
Section 1.  Amendments. The Employment Agreement is amended, effective as of the Effective Date, as follows:
a. Section 3(b) is AMENDED in its entirety to read as follows:
“(b) Performance Bonus (100% Target). Executive will be eligible to receive a bonus (the “Performance Bonus”) as structured, calculated and determined by the Company’s Board of Directors Compensation Committee (“Compensation Committee”). In order to encourage and reward longevity and retention, except as otherwise specifically provided in Section 4(b) hereof, Executive shall not be entitled to any Performance Bonus unless Executive is employed by the Company on the last day of the fiscal year for which the Performance Bonus is based. If Executive has been on leave and not actively working for thirteen (13) or more weeks in the fiscal year, Executive’s Performance Bonus will be reduced pro rata based on the number of days Executive was on leave during the fiscal year.
Section 2.  Effect on Employment Agreement. On and after the Effective Date, each reference in the Employment Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Employment Agreement as amended hereby. Except as specifically modified by the terms of this Amendment, all of the terms, provisions, covenants, warranties and agreements contained in the Employment Agreement shall remain in full force and effect and are hereby ratified.

Section 3. Governing Law. This Amendment shall be construed under and shall be governed by the laws of the State of Georgia.
Section 4. Counterparts. This Amendment may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Amendment and all of which, when taken together, will be deemed to constitute one and the same agreement.

IN WITNESS WHEREOF, the undersigned have executed and delivered this Amendment as of the date first above written.

The Company

Fox Factory Holding Corp.
a Delaware corporation

By: /s/ Scott R. Humphrey
Name: Scott. R. Humphrey
Title: Chief Financial Officer

The EXECUTIVE

/s/ Michael C. Dennison
Michael C. Dennison
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